Exhibit 3.70

0011050734

FILED In the office of the Secretary of State of Texas JUL 24 1989 Clerk IV-0 Corporations Section

ARTICLES OF MERGER

TO THE SECRETARY OF THE STATE OF TEXAS, P. O. Box 13697, Austin, Texas 78711:

1. These Articles of Merger are filed pursuant to Article 5.04 of the Texas Business Corporation Act.

2. The Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit “A”, has been adopted, approved, executed and acknowledged by each of the constituent corporations, and approved and adopted by the Board of Directors and all of the stockholders of each of the constituent corporations.

3. The name and state of incorporation of each of the constituent corporations are as follows:

Name of Corporation	State of Incorporation

Pipeline Design Enterprises, Inc.	Texas

Universal Ensco, Inc.	Texas

4. The authorized capital of Pipeline Design Enterprises, Inc. consists of 10,000 authorized shares of common stock, each with a par value of $1.00 per share, of which 2,000 shares are issued and outstanding. All 2,000 shares of outstanding stock of Pipeline Design Enterprises, Inc. have been voted for the Agreement and Plan of Merger. The authorized capital of Universal Ensco, Inc. consists of 1,000,000 shares of common stock, each with a par value of $1.00 per share, of which 286,787 shares are issued and outstanding. All 286,787 shares of outstanding stock of Universal Ensco, Inc. have been voted for the Agreement and Plan of Merger.

5. The name of the surviving corporation is: Universal Ensco, Inc.

6. The Articles of Incorporation of the surviving corporation are not amended by the Agreement and Plan of Merger, and the Articles of Incorporation of Universal Ensco, Inc., as existing, shall be the Articles of Incorporation of the surviving corporation.

7. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any stockholder of either of the constituent corporations.

IN WITNESS WHEREOF, the constituent corporations have caused these Articles of Merger to be executed by their respective Presidents and attested by their respective Secretaries, this 14th day of July 1989.

ATTEST: (Corporate Seal)	UNIVERSAL ENSCO, INC., a Texas corporation

/s/ R. T. Benson	By:	/s/ Wiley Hatcher
R. T. Benson, Secretary		Wiley Hatcher, President

RRS/05-89348B

00110502735

ATTEST: (Corporate Seal)	PIPELINE DESIGN ENTERPRISES, INC., a Texas corporation

/s/ Linda Carter	By:	/s/ Loys A Gray
Linda Carter, Secretary		Loys A Gray, III, President

00110502736

Exhibit “A”

AGREEMENT AND PLAN OF MERGER

Between

PIPELINE DESIGN ENTERPRISES, INC.

(a Texas corporation)

and

UNIVERSAL ENSCO, INC.

(a Texas corporation)

This Agreement and Plan of Merger (the “Plan of Merger”) is entered into by and between PIPELINE DESIGN ENTERPRISES, INC. (herein sometimes referred to as “PDE” or the “Merged Corporation”), a corporation organized and existing under the laws of the State of Texas, and UNIVERSAL ENSCO, INC. (herein sometimes referred to as “Ensco” or the “Surviving Corporation”), a corporation organized and existing under the laws of the State of Texas (said corporations being hereinafter sometimes referred to collectively as the “Constituent Corporations”).

WHEREAS, the total authorized capitalization of PDE consists of 10,000 shares of Common Stock, $1.00 par value each, of which 2,000 shares are issued and outstanding as of the date of this Plan of Merger; and

WHEREAS, the total authorized capitalization of Ensco consists of 1,000,000 shares of Common Stock, $1.00 par value each, of which 286,787 shares are issued and outstanding as of the date of this Plan of Merger; and

WHEREAS, Article 5.01.A. of the Texas Business Corporation Act authorizes the merger of domestic corporations organized under Texas law; and

WHEREAS, the Boards of Directors of the Constituent Corporations have determined that it is advisable and in the best interests of each of the Constituent Corporations that PDE be merged with and into Ensco in accordance with Article 5.01., and Article 5.03. through 5.06. of the Texas Business Corporation Act, and that this Plan of Merger be submitted to the shareholders of each of the Constituent Corporations for approval under and pursuant to Article 5.03. of the Texas Business Corporation Act; and

WHEREAS, it is the purpose and intent of the parties hereto to adopt a plan of merger and reorganization qualifying as a tax-free reorganization under the provisions of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions hereinafter set forth and for the purpose of prescribing the terms and conditions of such merger, PDE and Ensco, have agreed and hereby agree with each other as follows:

1. Constituent Corporations. The constituent corporations are Pipeline Design Enterprises, Inc., a Texas corporation, and Universal Ensco, Inc., a Texas corporation.

2. Surviving Corporation. Pipeline Design Enterprises, Inc. shall be merged with and into Universal Ensco, Inc., and Universal Ensco, Inc. shall be the Surviving Corporation.

RRS/05-89348

00110502737

3. Merged Corporation. On the effective date of the merger (as specified in Section 8 below), the separate existence of the Merged Corporation shall cease, and the Surviving Corporation shall succeed to all the rights, privileges, immunities and franchises, and all the property of the Merged Corporation. The Surviving Corporation shall thereafter be responsible for all liabilities and obligations of the Merged Corporation and neither the rights of creditors nor any liens on the property of the Merged Corporation shall be impaired by the merger.

4. Cancellation of Merged Corporation Stock. Upon the effective date of the merger, each issued and outstanding share of stock of the Merged Corporation shall be automatically converted into and deemed to represent 100 issued and outstanding shares of stock of the Surviving Corporation. Upon the surrender of the stock certificates representing the issued and outstanding shares of the Merged Corporation by its sole shareholder, the Surviving Corporation shall issue new stock certificates to such shareholder evidencing the issued and outstanding stock of the Surviving Corporation resulting from such conversion, and the surrendered certificates shall be cancelled.

5. Certificate of Incorporation and By-laws. The By-Laws and Articles of Incorporation of Ensco in effect on the effective date of this Plan of Merger shall be and remain the By-laws and Articles of Incorporation of the Surviving Corporation after the effective date of the merger until otherwise duly amended.

6. Directors and Officers. The directors and officers of the Surviving Corporation as of the effective date of the merger shall be as provided below, and shall continue for the full unexpired terms of their offices or until their successors have been elected and qualified:

Directors

Wiley Hatcher

R. T. Benson

John R. Bowers

Robert E. McFadden

Loys A. Gray, III

Officers

Wiley Hatcher, President and Treasurer

R. T. Benson, Executive Vice-President and Secretary

John R. Bowers, Vice-President

Robert E. McFadden, Vice-President

Loys A. Gray, III, Vice-President

Larry E. Bierstedt, Sr., Vice-President

7. Interim Activities. Neither of the Constituent Corporations shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except that they may take all actions necessary or appropriate to consummate the merger.

8. Effective Date. In accordance with Article 5.05.A. of the Texas Business Corporation Act, the effective date of the merger of PDE with and into Ensco, as such term is utilized in this Plan of Merger, shall be the date of issuance of the Certificate of Merger by the Secretary of State of the State of Texas. For internal accounting and other purposes as allowable, the effective date of the merger of PDE with and into Ensco shall be as of the 1st day of April, 1989.

00110502738

9. Shareholder Approval. This Plan of Merger shall be submitted for approval by the shareholders of each of the Constituent Corporations in the manner provided by Article 5.03. of the Texas Business Corporation Act. Upon the approval of this Plan of Merger by the Board of Directors and the shareholders of each Constituent Corporation, the President or any Vice-President of the Constituent Corporations, on behalf of such corporations, shall cause Articles of Merger in appropriate form forthwith to be executed and filed with the Texas Secretary of State in accordance with Article 5.04. of the Texas Business Corporation Act.

10. Abandonment. This Plan of Merger may be abandoned by action of the Board of Directors of either the Surviving Corporation or the Merged Corporation if the merger is not approved by the shareholders of either of the Constituent Corporations.

Dated as of the 1st day of April, 1989.

ATTEST:	PIPELINE DESIGN ENTERPRISES, INC., a Texas corporation

/s/ Linda Carter	By:	/s/ Loys A. Gray, III
Linda Carter, Secretary	Loys A. Gray, III, President

“PDE”

ATTEST:	UNIVERSAL ENSCO, INC., a Texas corporation

/s/ R. T. Benson	By:	/s/ Wiley Hatcher
R. T. Benson, Secretary		Wiley Hatcher, President
“Ensco”

00110502739

AGREEMENT AND PLAN OF MERGER

Between

PIPELINE DESIGN ENTERPRISES, INC.

(a Texas corporation)

and

UNIVERSAL ENSCO, INC.

(a Texas corporation)

This Agreement and Plan of Merger (the “Plan of Merger”) is entered into by and between PIPELINE DESIGN ENTERPRISES, INC. (herein sometimes referred to as “PDE” or the “Merged Corporation”), a corporation organized and existing under the laws of the State of Texas, and UNIVERSAL ENSCO, INC. (herein sometimes referred to as “Ensco” or the “Surviving Corporation”), a corporation organized and existing under the laws of the State of Texas (said corporations, being hereinafter sometimes referred to collectively as the “Constituent Corporations”).

WHEREAS, the total authorized capitalization of PDE consists of 10,000 shares of Common Stock, $1.00 par value each, of which 2,000 shares are issued and outstanding as of the date of this Plan of Merger; and

WHEREAS, the total authorized capitalization of Ensco consists of 1,000,000 shares of Common Stock, $1.00 par value each, of which 286,787 shares are issued and outstanding as of the date of this Plan of Merger; and

WHEREAS, Article 5.01.A. of the Texas Business Corporation Act authorizes the merger of domestic corporations organized under Texas law; and

WHEREAS, the Boards of Directors of the Constituent Corporations have determined that it is advisable and in the best interests of each of the Constituent Corporations that PDE be merged with and into Ensco in accordance with Article 5.01., and Article 5.03. through 5.06. of the Texas Business Corporation Act, and that this Plan of Merger be submitted to the shareholders of each of the Constituent Corporations for approval under and pursuant to Article 5.03. of the Texas Business Corporation Act; and

WHEREAS, it is the purpose and intent of the parties hereto to adopt a plan of merger and reorganization qualifying as a tax-free reorganization under the provisions of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions hereinafter set forth and for the purpose of prescribing the terms and conditions of such merger, PDE and Ensco, have agreed and hereby agree with each other as follows:

1. Constituent Corporations. The constituent corporations are Pipeline Design Enterprises, Inc., a Texas corporation, and Universal Ensco, Inc., a Texas corporation.

2. Surviving Corporation. Pipeline Design Enterprises, Inc. shall be merged with and into Universal Ensco, Inc., and Universal Ensco, Inc. shall be the Surviving Corporation.

00110502740

3. Merged Corporation. On the effective date of the merger (as specified in Section 8 below), the separate existence of the Merged Corporation shall cease, and the Surviving Corporation shall succeed to all the rights, privileges, immunities and franchises, and all the property of the Merged Corporation. The Surviving Corporation shall thereafter be responsible for all liabilities and obligations of the Merged Corporation and neither the rights of creditors nor any liens on the property of the Merged Corporation shall be impaired by the merger.

4. Cancellation of Merged Corporation Stock. Upon the effective date of the merger, each issued and outstanding share of stock of the Merged Corporation shall be automatically converted into and deemed to represent 100 issued and outstanding shares of stock of the Surviving Corporation. Upon the surrender of the stock certificates representing the issued and outstanding shares of the Merged Corporation by its sole shareholder, the Surviving Corporation shall issue new stock certificates to such shareholder evidencing the issued and outstanding stock of the Surviving Corporation resulting from such conversion, and the surrendered certificates shall be cancelled.

5. Certificate of Incorporation and By-laws. The By-Laws and Articles of Incorporation of Ensco in effect on the effective date of this Plan of Merger shall be and remain the By-laws and Articles of Incorporation of the Surviving Corporation after the effective date of the merger until otherwise duly amended.

6. Directors and Officers. The directors and officers of the Surviving Corporation as of the effective date of the merger shall be as provided below, and shall continue for the full unexpired terms of their offices or until their successors have been elected and qualified:

Directors

Wiley Hatcher

R. T. Benson

John R. Bowers

Robert E. McFadden

Loys A. Gray, III

Officers

Wiley Hatcher, President and Treasurer

R. T. Benson, Executive Vice-President and Secretary

John R. Bowers, Vice-President

Robert E. McFadden, Vice-President

Loys A. Gray, III, Vice-President

Larry E. Bierstedt, Sr., Vice-President

7. Interim Activities. Neither of the Constituent Corporations shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except that they may take all actions necessary or appropriate to consummate the merger.

8. Effective Date. In accordance with Article 5.05.A. of the Texas Business Corporation Act, the effective date of the merger of PDE with and into Ensco, as such term is utilized in this Plan of Merger, shall be the date of issuance of the Certificate of Merger by the Secretary of State of the State of Texas. For internal accounting and other purposes as allowable, the effective date of the merger of PDE with and into Ensco shall be as of the 1st day of April, 1989.

00110502741

9. Shareholder Approval. This Plan of Merger shall be submitted for approval by the shareholders of each of the Constituent Corporations in the manner provided by Article 5.03. of the Texas Business Corporation Act. Upon the approval of this Plan of Merger by the Board of Directors and the shareholders of each Constituent Corporation, the President or any Vice-President of the Constituent Corporations, on behalf of such corporations, shall cause Articles of Merger in appropriate form forthwith to be executed and filed with the Texas Secretary of State in accordance with Article 5.04. of the Texas Business Corporation Act.

10. Abandonment. This Plan of Merger may be abandoned by action of the Board of Directors of either the Surviving Corporation or the Merged Corporation if the merger is not approved by the shareholders of either of the Constituent Corporations.

Dated as of the 1st day of April, 1989.

ATTEST:	PIPELINE DESIGN ENTERPRISES, INC., a Texas corporation

/s/ Linda Carter	By:	/s/ Loys A. Gray, III
Linda Carter, Secretary		Loys A. Gray, III, President
“PDE”

ATTEST:	UNIVERSAL ENSCO, INC., a Texas corporation

/s/ R. T. Benson	By:	/s/ Wiley Hatcher
R. T. Benson, Secretary		Wiley Hatcher, President
“Ensco”